Exhibit 10.29

AMENDMENT AND ADDENDUM TO

TECHNOLOGY SUBLICENSE AGREEMENT

(Extending Longstop Date and Related Payments)

THIS AMENDMENT AND ADDENDUM TO TECHNOLOGY SUBLICENSE AGREEMENT (this “Amendment”) dated as of 27th May, 2020 (the “Effective Date”) is entered into by and among IMPACT RECYCLING LIMITED, incorporated and registered in Scotland with company number SC489143 whose registered office is at 16 Abbotsinch Road, Grangemouth, Stirlingshire, FK39UX (“Sublicensor”), IMPACT LABORATORIES LIMITED, a limited company incorporated and registered in Scotland with company number SC230837 whose registered office is at 16 Abbotsinch Road, Grangemouth, Stirlingshire, FK39UX (“Licensor”) and PURECYCLE TECHNOLOGIES, LLC, a Delaware limited liability company having a principal place of business at 3452 Lake Lynda Drive Building 100, Suite 151, Orlando, FL 32817 (“Sublicensee”).

RECITALS:

A. Reference is made to that certain Technology Sublicense Agreement made as of 13th November, 2019 (the “Sublicense Agreement”) pursuant to which the Sublicensor licensed certain patent rights to the Sublicensee, so that the Sublicensee was and is authorized to use certain Sublicensed Technology to develop, manufacture, market, distribute, use and sell certain Licensed Products, subject to terms and conditions agreed among the Sublicensor, the Sublicensee and the Licensor therein.

B. The Sublicense Agreement states that Sublicensee shall pay the Sublicensor an Initial License Fee no later than the Longstop Date.

C. The Licensor, Sublicensor, and Sublicensee (each a “Party” and collectively, the “Parties”) hereby desire to extend the Longstop Date.

D. In consideration for the extension of the Longstop Date, the Sublicensee agrees to the payment obligations set. forth in this Amendment.

E. Pursuant to the Section 15.5 of the Sublicense Agreement, the Sublicense Agreement may be amended only by a written instrument signed by the Licensor, the Sublicensor, and the Sublicensee.

NOW THEREFORE, in consideration of the covenants of the Parties, and other good and valuable consideration, the Parties hereby agree as follows:

1.            Defined Terms. Capitalized terms used herein without definition and which are defined in the Sublicense Agreement shall have the meanings set forth therein.

2.            Extension of Longstop Date. The definition of “Longstop Date” set forth in Section 1.1 of the Sublicense Agreement is hereby amended and restated to mean “December 31, 2020.”

3.            Payment Obligations. The Sublicensee agrees to make the following payments to the Sublicensor as set forth below:

(a)            Twenty Thousand Dollars ($20,000.00) to be paid within five (5) business days of the Effective Date (the “Initial Installment”), which payment shall be credited against the Initial License Fee set forth in Section 3.1(a) of the Sublicense Agreement.

1

(b)            Installment payments to be paid monthly (each a “Monthly Installment”), beginning June 20, 2020, and payable on the twentieth (20th) day of each month thereafter until and including December 20, 2020 (the “Installment Ferm”) in a target amount (the “Target Installment Amount”) of Fifty Thousand Dollars ($50,000.00) (the “Base Target Amount”) per Monthly Installment, each to be credited against the Initial License Fee, provided however that.

(i)       In any month during the Installment Term, the Sublicensee shall be permitted to pay a Monthly Installment amount less than the Base Target Amount, so long as the Monthly Installment paid is no less than Twenty Thousand Dollars ($20,000.00) in a given month (the “Minimum Monthly Installment Amount”), and the Sublicensee provides the Sublicensor seven (7) days prior written notice of its intent to pay less than the Base Target Amount, which notice shall include the amount of the Monthly Installment to be paid (the “Reduced Installment Amount”):

(ii)      The first time during the Installment Term that the Sublicensee pays a Reduced Installment Amount, the difference between the Target Installment Amount and the Reduced Installment Amount (the “Deferred Amount”) shall become rolled-over and due and payable in the following month along with the next Monthly Installment, plus a roll-over fee in an amount equal to ten percent (10%) of the Deferred Amount (the “Roll-Over Fee”);

(iii)     For each month thereafter the Target Installment Amount shall comprise the Base Target Amount for that month plus the Deferred Amount and Roll- Over Fee coming forward from the prior month.

(iv)    On the Longstop Date, all accrued and unpaid Monthly Installment amounts due under this Section 3(b) shall become finally due and payable along with the Initial License Fee, payable as follows: (X) all accrued and unpaid Monthly Installment amounts to date, plus (Y) an amount equal to the balance of the Initial License Fee, less the Initial Installment and all Monthly Installment amounts (not including Roll-Over Fees) paid to date.

(v)     For the avoidance of doubt, the worked examples set out in this clause 3.b(v) shall be referred to in any interpretation of this agreement:

1.	In June 2020, the Sublicensee does not send a notification by 13th June 2020 that it wishes to change the Target Payment Amount and accordingly $50,000 becomes due and payable by 20th June 2020;

2.	In July 2020, the Target Payment Amount equals the Base Target Amount. However, the Sublicensee would like to pay $30,000 and so on or before 13th July it sends a notification of its intention to pay a Reduced Installment Amount of $30,000. On or before 20th July the Sublicensee pays the Sublicensor $30,000. The Deferred Amount is $20,000 and the Roll-Over Fee is $2,000 being 10% of the Deferred Amount.

2

3.	In August 2020, the Target Payment Amount is $72,000 comprising the Base Target Amount of S50,000, the Deferred Amount of S20,000 and the Roll-Over Feeof $2,000. However, the Sublicensee would like to pay the Minimum Monthly Installment Amount. Therefore, on or before 13th August 2020, the Sublicensee sends notification of its intent to pay a Reduced Installment Amount of $20,000. On or before 20th August 2020 the Sublicensee pays $20,000 to the Sublicensor. The Deferred Amount is $52,000 and the Roll-Over Fee is $5,200.

4.	In September 2020, the Sublicensee wants to bring the payments up to date. The Monthly Installment shall be the Target Payment Amount of $107,200 being the Base Target Amount of $50,000 plus the Deferred Amount of $52,000 and the Roll-Over Feeof $5,200. In October. November and December 2020, the Sublicensee pays the Sublicensor the Base Target Amount by the due date of 20th of each month.

5.	On or before the Longstop Date, the Sublicensee pays the amount of $2,130,000, being the Initial License Fee of $2,500,000 less the total Base Target Amounts paid of $350,000 (seven months x $50,000) and the Initial Installment.

(vi)    This Amendment sets forth the entirety of the payment obligations of the Sublicensee until the Longstop Date.

4.            Termination Rights. Notwithstanding anything conflicting or to the contrary in the Sublicense Agreement or this Amendment, the Sublicensee shall be permitted to terminate, upon thirty (30) days prior written notice to the Sublicensor, the Sublicense Agreement, this Amendment, and all obligations set forth therein or herein, including all payment obligations, except for the Minimum Monthly Installment Amounts becoming due no later than the effective date of termination under this Section 4.

5.            Miscellaneous. Except as expressly amended and modified by Sections 2, 3 and 4 above, all other terms and conditions of the Sublicense Agreement shall remain unmodified and continue in full force and effect. To the extent there is any conflict between the terms of the Sublicense Agreement and this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware. This Amendment may be executed in counterparts, each of which shall be an original, but which counterparts shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by the signature page being sent via e-mail, by the signor thereof or their agent, as a portable data format (pdf) file or image file attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment and Addendum to Technology Sublicense Agreement as of the Effective Date.

SUBLICENSOR

IMPACT RECLING LIMITED

By:	/s/ A G Bailey
	Name:	A G Bailey
	Title:	Director

LICENSOR

IMPACT LABORATORIES LIMITED

By:	/s/ S. Buras
	Name:	S. Buras
	Title:	Director

SUBLICENSEE

PURECYCLE TECHNOLOGIES LLC

By:	/s/ Richard Brenner
	Name:	Richard Brenner
	Title:	Board Member